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Filed Pursuant
Rule 424(b)(3)
Registration No.
333-108983

PROSPECTUS

$250,000,000

Metropolitan Edison Company

Offer To Exchange

$100,000,000 4.45% Exchange Senior Notes due 2010	$150,000,000 4.95% Exchange Senior Notes due 2013
for any and all	for any and all
4.45% Senior Notes due 2010	4.95% Senior Notes due 2013

        We are offering to exchange up to $100,000,000 in aggregate principal amount of our registered 4.45% Senior Notes due 2010 and $150,000,000 in aggregate principal amount of our registered 4.95% Senior Notes due 2013, which we refer to collectively as the Exchange Notes, for, respectively, $100,000,000 in aggregate principal amount of our outstanding unregistered 4.45% Senior Notes due 2010 and $150,000,000 in aggregate principal amount of our outstanding unregistered 4.95% Senior Notes due 2013, which we refer to collectively as the Original Notes. The terms of the Exchange Notes of each series are identical in all material respects to the terms of the Original Notes of the corresponding series, except that the Exchange Notes have been registered under the Securities Act of 1933, and, therefore, the terms relating to transfer restrictions, registration rights and additional interest applicable to the Original Notes are not applicable to the Exchange Notes, and the Exchange Notes will bear different CUSIP numbers.

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  This exchange offer will expire at 5:00 p.m., New York City time, on December 31, 2003, unless extended.

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  Like the Original Notes, the Exchange Notes will initially be secured by a like amount of our senior note mortgage bonds, which will have the benefit of, subject to certain exceptions, a direct first lien on substantially all of our property and franchises. The liens securing the Exchange Notes (and any Original Notes not exchanged for Exchange Notes (the Remaining Original Notes)) may be released in certain circumstances and subject to certain conditions.

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  All Original Notes that are validly tendered, and not validly withdrawn, will be exchanged. You should carefully review the procedures for tendering the Original Notes beginning on page 18 of this prospectus.

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  You may validly withdraw tenders of Original Notes at any time before the expiration of this exchange offer.

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  If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and your ability to transfer them could be adversely affected.

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  The exchange of Original Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes.

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  Original Notes of each series may be exchanged for Exchange Notes of the respective series only in minimum denominations of $1,000 and integral multiples thereof.

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  We will not receive any proceeds from this exchange offer.

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  No public market currently exists for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated quotation system, and, therefore, an active public market is not anticipated.

        Each broker-dealer that receives Exchange Notes for its own account in this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. The related letter of transmittal that is delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes the broker-dealer acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending 90 days after the consummation of this exchange offer or, if sooner, the date on which those Exchange Notes held by the broker-dealer have been sold (unless such period is extended pursuant to the registration rights agreement). See "Plan of Distribution" beginning on page 45 of this prospectus.

        Each holder of Original Notes wishing to accept the exchange offer must effect a tender of Original Notes by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the "Exchange Offer" section of this prospectus.

        See "Risk Factors" beginning on page 11 for a discussion of factors that you should consider in connection with an investment in Exchange Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR DECISION TO PARTICIPATE IN THE EXCHANGE OFFER.

The date of this prospectus is November 28, 2003.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to Metropolitan Edison Company, c/o FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, Attention: Corporate Secretary. Oral requests should be made by telephoning (800) 384-5800. To obtain timely delivery, you must request the information no later than December 23, 2003, which is five business days before the expiration date of this exchange offer.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934. These statements include declarations regarding our or our management's intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

        The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

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  the speed and nature of increased competition and deregulation in the electric utility industry;

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  economic or weather conditions affecting future sales and margins;

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  changes in markets for energy services;

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  changing energy market prices;

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  legislative and regulatory changes or approvals (including revised environmental requirements);

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  the availability and cost of capital; and

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  the inability to accomplish or realize anticipated benefits of strategic goals.

        Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

SUMMARY

        This summary highlights selected information from this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to making a decision to exchange Original Notes for Exchange Notes. You should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 11 of this prospectus and the financial statements and notes to these statements incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, the words "Metropolitan Edison," "the company," "we," "our," "ours" and "us" refer to Metropolitan Edison Company.

Metropolitan Edison Company

        We are a wholly owned electric utility operating subsidiary of FirstEnergy Corp., or FirstEnergy. FirstEnergy is a holding company registered under the Public Utility Holding Company Act of 1935. We provide regulated electric transmission and distribution services to customers in the eastern and south central portions of Pennsylvania. We also provide power to those customers electing to retain us as their power supplier. Our regulatory plan itemizes, or unbundles, the price of electricity into its component elements—including generation, transmission, distribution and transition charges. The area we serve has a population of approximately 1.3 million. Prior to the merger of FirstEnergy with GPU, Inc., or GPU, which became effective on November 7, 2001, we were a wholly owned subsidiary of GPU.

        Our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 384-5800.

The Exchange Offer

Issuance of the Original Notes	We issued and sold the following notes on March 20, 2003 in a transaction not requiring registration under the Securities Act:
• $100,000,000 of 4.45% Senior Notes due 2010, and
• $150,000,000 of 4.95% Senior Notes due 2013

The initial purchasers of the Original Notes sold beneficial interests in the Original Notes to qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-US persons pursuant to Regulation S of the Securities Act. All of the Original Notes originally issued by us on March 20, 2003 are currently outstanding.
The Exchange Offer; Exchange Notes
We are offering to exchange the Exchange Notes for the corresponding Original Notes to satisfy our obligations under the registration rights agreement we entered into when the Original Notes were issued and sold. The Exchange Notes of each series will have been registered under the Securities Act and are of a like principal amount and like tenor of the respective series of Original Notes. Noteholders that validly tender their Original Notes and do not validly withdraw such tender before the expiration date will have the benefit of this exchange offer. Original Notes of each series may be exchanged for Exchange Notes of the respective series only in minimum denominations of $1,000 and integral multiples thereof. In order to exchange your Original Notes, you must validly tender them before the expiration date of the exchange offer.

Expiration Date
5:00 p.m., New York City time, on December 31, 2003, unless extended by us in our sole discretion. If extended, the term expiration date as used in this prospectus will mean the latest date and time to which this exchange offer is extended. We will accept for exchange any and all Original Notes which are validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date.
Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which we may waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Consequences of Failure to Exchange Your Original Notes
If you fail to validly tender your Original Notes for Exchange Notes in accordance with the terms of the exchange offer, or withdraw your tender, your Original Notes will continue to be subject to transfer restrictions. If you are eligible to participate in the exchange offer and you fail to validly tender your Original Notes, or withdraw your tender, you will not have any further rights under the registration rights agreement, including the right to require us to register your Original Notes, but your Original Notes will remain outstanding and continue to accrue interest. See "The Exchange Offer—Consequences of Failure to Exchange."

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the markets, if any, for any Original Notes remaining after the completion of the exchange offer will be substantially limited.
Procedures for Tendering Original Notes	If you are a holder of Original Notes who wishes to accept the exchange offer you must:
• complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained in the letter of transmittal; and
• mail or otherwise deliver the letter of transmittal together with the Original Notes and any other required documentation to the exchange agent at the address set forth in this prospectus.

However, if you hold Original Notes through The Depository Trust Company, or DTC, and wish to accept the exchange offer, you must arrange for DTC to transmit required information to the exchange agent in connection with a book-entry transfer. See "The Exchange Offer—Procedures for Tendering Original Notes."

By tendering your Original Notes in either of these manners, you will be making a number of important representations to us, as described under "The Exchange Offer—Resale of Exchange Notes," including that you do not intend to participate in a distribution of the Exchange Notes.

Please do not send your letter of transmittal or certificates representing your Original Notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender Original Notes and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent."
Guaranteed Delivery Procedures
If you wish to tender your Original Notes and your Original Notes are not immediately available or you cannot deliver your Original Notes, the letter of transmittal or any other documents required by the letter of transmittal to be delivered to the exchange agent, or you are unable to comply with the procedures for book-entry transfer prior to the expiration of the exchange offer, you must tender your Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery" in order to participate in the exchange offer.
Special Procedures for Beneficial Owners
If your Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes, we urge you to contact that person promptly and instruct the registered holder to tender your Original Notes on your behalf.

If your Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes to the exchange agent, either make appropriate arrangements to register ownership of the Original Notes in your name or obtain a properly completed note power from the registered holder. Please note that the transfer of registered ownership may take considerable time.
Withdrawal Rights	You may validly withdraw the tender of your Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Withdrawal Rights."

Acceptance of Original Notes and Delivery of Exchange Notes
We will accept for exchange any and all Original Notes which are validly tendered and not withdrawn in accordance with the terms and conditions of the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The Exchange Notes issued pursuant to the exchange offer will be delivered on the earliest practicable date following the exchange date. See "The Exchange Offer—Terms of the Exchange Offer."
Resales of Exchange Notes
We believe that you will be able to offer for resale, resell or otherwise transfer Exchange Notes issued in this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• You are acquiring the Exchange Notes in the ordinary course of your business;
• You have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes;
• You are not an affiliate of ours; and
• If you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of Exchange Notes.

In addition, each participating broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes which were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to sell, resell or otherwise transfer Exchange Notes. See "Plan of Distribution."

Our belief is based on interpretations by the staff of the Securities and Exchange Commission (SEC) set forth in several no-action letters issued to third parties. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the staff of the SEC would make a similar determination with respect to this exchange offer. See "The Exchange Offer—Resale of Exchange Notes."

If our belief is not accurate and you transfer an Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from those requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.

Accrued Interest on the Exchange Notes and Original Notes
Interest on each Exchange Note will accrue from the last date on which interest was paid on the Original Note surrendered in the exchange offer, or if no interest has been paid, from the original date of issuance of the Original Notes.
Certain United States Federal Income Tax Consequences
The exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See "Use of Proceeds."
Exchange Agent	The Bank of New York.
Registration Rights Agreement
The registration rights agreement by and among us and the initial purchasers of the Original Notes entitles you to exchange your Original Notes for Exchange Notes with substantially identical terms. The exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes. However, under the circumstances described in the registration rights agreement, you may require us to file a shelf registration statement under the Securities Act. See "The Exchange Offer—Purpose of the Exchange Offer" and "The Exchange Offer—Consequences of Failure to Exchange."

The Exchange Notes

Securities Offered	We are offering $250,000,000 aggregate principal amount of our Exchange Notes of the following series:
• $100,000,000 of 4.45% Exchange Senior Notes due 2010, and
• $150,000,000 of 4.95% Exchange Senior Notes due 2013.
General
The form and terms of each series of Exchange Notes are identical in all material respects to the form and terms of the corresponding series of Original Notes, except that the Exchange Notes (i) will be registered under the Securities Act and, therefore, will not be subject to the restrictions on transfer applicable to the Original Notes, (ii) will bear a different CUSIP number and (iii) will not be entitled to the rights of holders of Original Notes under the registration rights agreement we entered into when the Original Notes were issued and sold. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the senior note indenture. See "Description of the Exchange Notes."
Maturity	The Exchange Notes due 2010 will mature on March 15, 2010, and the Exchange Notes due 2013 will mature on March 15, 2013.
Interest	Interest on the Exchange Notes due 2010 will accrue at a rate of 4.45% per annum, and interest on the Exchange Notes due 2013 will accrue at a rate of 4.95% per annum.

Interest on each series of the Exchange Notes will initially accrue from the most recent interest payment date on which interest has been paid on the respective Original Notes surrendered in exchange therefor or, if no interest has been paid on such Original Notes, from the original date of issuance of the Original Notes (March 20, 2003);
Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
We will pay interest on each series of the Exchange Notes semi-annually in arrears on March 15 and September 15, commencing on March 15, 2004.
Optional Redemption	Each series of the Exchange Notes will be redeemable as a whole or in part, at our option, at any time at a redemption price equal to the greater of
• 100% of the principal amount of such Exchange Notes, and

• the sum of the present values of the remaining scheduled payments of principal and interest (excluding the portion of any such interest accrued to the redemption date) on the Exchange Notes of such series being redeemed discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points in the case of the Exchange Notes due 2010 and 25 basis points in the case of the Exchange Notes due 2013, plus, in each case, accrued interest on the Exchange Notes to the date of redemption. See "Description of the Exchange Notes—Optional Redemption."
Security and Ranking
Until the release date (as defined below), the Exchange Notes of each series will be secured by a like amount of our senior note mortgage bonds, which will have the benefit of, subject to certain exceptions, a direct first lien on substantially all of our property and franchises. After the release date, the Exchange Notes will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.
Under the senior note indenture, the "release date" means the earlier of:
• the date that all of our first mortgage bonds, other than the senior note mortgage bonds, have been retired, and
• the date upon which the senior note trustee holds senior note mortgage bonds constituting not less than 80% in aggregate principal amount of all of our outstanding first mortgage bonds.

As of September 30, 2003, after giving effect to those redemptions described in this prospectus under the heading "Use of Proceeds", we had $570,455,000 of first mortgage bonds outstanding, of which $400,000,000 (or approximately 70%) constituted senior note mortgage bonds subject to release on the release date. Absent the issuance of additional senior notes, the release date could occur as early as February 8, 2004. See "Description of the Exchange Notes—Security; Release Date."
Limitation on Lien
So long as any Exchange Notes are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any debt secured by any lien upon any of our operating property (other than excepted property under the senior note indenture), except for certain permitted secured debt, without effectively securing the Exchange Notes equally and ratably with that debt. See "Description of Exchange Notes—Certain Covenants—Limitation on Liens."

Limitation on Sale Lease-Back Transactions
So long as any Exchange Notes are outstanding, we may not enter into or permit to exist, after the release date, any sale and lease-back transaction with respect to any operating property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers' commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that operating property or the placing in operation of that operating property or of that operating property as constructed or developed or substantially repaired, altered or improved. See "Description of Exchange Notes—Certain Covenants—Limitation on Sale and Lease-Back Transactions."
Risk Factors	You should carefully consider each of the factors described in the section of this prospectus entitled "Risk Factors" before participating in this exchange offer.
Further Issuances
We may from time to time, without the consent of the holders of our senior notes, create and issue further senior notes having the same terms and conditions as the Exchange Notes so that the further issuance is consolidated and forms a single series with the previously outstanding Exchange Notes.
DTC Eligibility
Exchange Notes of each series will be represented by a Global Certificate deposited with, or on behalf of, The Depository Trust Company (DTC) or its nominee. See "Description of Exchange Notes—Book-Entry."
Trustee and Paying Agent	The Bank of New York
Governing Law	The senior note indenture and the Original Notes are, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

        You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus, in determining whether to participate in this exchange offer. Any of the following risks, as well as other risks and uncertainties, could harm the value of the Exchange Notes, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones facing the Exchange Notes. Additional risks not currently known to us or that we currently deem immaterial also may impair the value of the Exchange Notes and cause such value to decline. See "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to this Exchange Offer.

The Exchange Notes will only be secured for part of their lifetime.

        Until the release date, each series of Exchange Notes will be secured by a series of our senior note mortgage bonds issued and delivered by us to the senior note trustee. See "Description of the Exchange Notes—Security; Release Date" below. On the release date, the Exchange Notes and all of our other senior notes issued under the senior note indenture and secured by senior note mortgage bonds will cease to be secured by senior note mortgage bonds, will become our unsecured general obligations and will rank equally with our other unsecured and unsubordinated indebtedness.

If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes which are subject to transfer restrictions.

        We will only issue Exchange Notes in exchange for Original Notes that are received by the exchange agent in a timely manner together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should carefully follow the instructions on how to tender your Original Notes set forth under "The Exchange Offer—Procedures for Tendering Original Notes" and in the letter of transmittal that you receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Original Notes.

        If you do not tender your Original Notes or if we do not accept your Original Notes because you did not tender your Original Notes properly, you will continue to hold Original Notes. Any Original Notes that remain outstanding after the expiration of this exchange offer will continue to be subject to restrictions on their transfer in accordance with the Securities Act. After the expiration of this exchange offer, holders of Original Notes will not (with limited exceptions) have any further rights to have their Original Notes registered under the Securities Act. In addition, if you tender your Original Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you continue to hold any Original Notes after the exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer Original Notes outstanding. The value of the remaining Original Notes could be adversely affected by the conclusion of this exchange offer. There may be no market for the remaining Original Notes and thus you may be unable to sell such notes.

If an active trading market does not develop for the Exchange Notes, you may be unable to sell the Exchange Notes or to sell them at a price you deem sufficient.

        The Exchange Notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated system. We provide no assurance as to:

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  the liquidity of any trading market that may develop for the Exchange Notes;

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  the ability of holders to sell their Exchange Notes; or

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  the price at which holders would be able to sell their Exchange Notes.

        Even if a trading market develops, the Exchange Notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

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  prevailing interest rates;

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  the number of holders of the Exchange Notes;

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  the interest of securities dealers in making a market for the Exchange Notes; and

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  our operating results.

        If a market for the Exchange Notes does not develop, purchasers may be unable to resell the Exchange Notes for an extended period of time. Consequently, a holder of Exchange Notes may not be able to liquidate its investment readily, and the Exchange Notes may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions of the Securities Act and the Exchange Act.

        In addition, if a large number of holders of Original Notes do not tender Original Notes or tender Original Notes improperly, the limited amount of Exchange Notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the Exchange Notes.

If you are a broker-dealer, your ability to transfer the Original Notes may be restricted.

        A broker-dealer that purchased Original Notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Your remedies against Arthur Andersen may be limited.

        Under Section 11(a)(4) of the Securities Act, if any audited financial statements included in a registration statement contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, an investor may sue the independent accountant who certified such financial statements only if such accountant has consented to being named as having certified such financial statements. Because Arthur Andersen has not provided its written consent to our financial statements and schedules for the year ended December 31, 2001 included herein, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and therefore your right of recovery under that section will be limited as a result of the lack of consent. See "Independent Accountants."

USE OF PROCEEDS

        The exchange offer contemplated hereby is intended to satisfy some of our obligations under the related registration rights agreement.

        We will not receive any cash proceeds from the issuance of the Exchange Notes in this exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive outstanding Original Notes in like principal amount. We will cancel all Original Notes surrendered to us in the exchange offer.

        We used a portion of the net proceeds from the sale of the Original Notes to provide for the redemption of $200 million aggregate principal amount of several series of our outstanding first mortgage bonds. The remaining net proceeds were used for general corporate purposes.

CAPITALIZATION

	Actual September 30, 2003
	(Unaudited) (Dollars in Thousands)
Capitalization:
Common Stockholder's Equity	$1,295,781	66.2%
Company-Obligated Trust Preferred Securities	92,566	4.7%
Long-Term Debt	569,105	29.1%

Total Capitalization	$1,957,452	100.0%

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

        The following consolidated financial information should be read in conjunction with the consolidated financial statements contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

	Year Ended December 31,							Nine Months Ended September 30, 2003
				Jan. 1- Nov. 6, 2001	: : :	Nov. 7- Dec. 31, 2001	Year Ended December 31, 2002
	1998	1999	2000
								(Unaudited)
Income Summary:					:
Operating Revenues	919,594	$902,827	$842,333	$824,556	:	$143,760	$986,608	$730,671
Operating Income	124,447	154,774	135,211	102,247	:	17,367	91,271	61,630
Net Income	50,915	95,123	81,895	62,381	:	14,617	63,224	43,571
Ratio of Earnings to Fixed Charges*	2.37	3.36	3.22	3.08	:	4.29	3.09	3.02

We were formerly a wholly-owned subsidiary of GPU which merged with FirstEnergy on November 7, 2001. Pre-merger period and post-merger period financial results are separated by a heavy black line.

*
The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of income before extraordinary items adding back fixed charges and the provision for income taxes. Fixed charges consist of interest on long-term debt, other interest expense, subsidiary's preferred stock dividend requirements and an estimate of the interest portion of all rentals charged to income.

THE EXCHANGE OFFER

General

        We are offering to exchange up to $100,000,000 in aggregate principal amount of Exchange Notes due 2010 and up to $150,000,000 in aggregate principal amount of Exchange Notes due 2013 for the same aggregate principal amount of the corresponding series of Original Notes, properly tendered and not validly withdrawn before the expiration date. Unlike the Original Notes, the Exchange Notes will be registered under the Securities Act. We are making the exchange offer for all of the Original Notes. Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept this offer.

        On the date of this prospectus, $100,000,000 in aggregate principal amount of Original Notes due 2010 and $150,000,000 in aggregate principal amount of Original Notes due 2013 are outstanding. Our obligations to accept Original Notes for Exchange Notes pursuant to the exchange offer are limited by the conditions listed below under "The Exchange Offer—Conditions to the Exchange Offer." We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

        On March 20, 2003, we issued and sold $100,000,000 in aggregate principal amount of 4.45% Senior Notes due 2010 and $150,000,000 in aggregate principal amount of 4.95% Senior Notes due 2013, in each case in transactions exempt from the registration requirements of the Securities Act. The initial purchasers of the Original Notes subsequently resold the Original Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and under Regulation S under the Securities Act.

        Because the transactions were exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer Original Notes only if the Original Notes are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

        In connection with the issuance and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes, which requires us to (i) prepare and, as soon as practicable following the date of original issuance of the Original Notes (March 20, 2003), file with the SEC an exchange offer registration statement with respect to the exchange offer and the issuance and delivery to the holders, in exchange for the Original Notes of each series, a like principal amount of Exchange Notes of that series, (ii) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 180 calendar days following the date of original issuance of the Original Notes (March 20, 2003), (iii) use our reasonable best efforts to keep the exchange offer registration statement effective until the closing of the exchange offer and (iv) use our reasonable best efforts to cause the exchange offer to be consummated within 210 calendar days following the date of original issuance of the Original Notes (March 20, 2003). In addition, there are circumstances under which we are required to file a shelf registration statement with respect to resales of the Original Notes. The registration rights agreement also provides that if neither the exchange offer is consummated nor a shelf registration statement is declared effective within 210 calendar days of the date of original issuance of the Original Notes (March 20, 2003), the annual interest rate borne by the Original Notes will be increased by 0.25% per annum commencing the date that is 210 days after the date of original issuance of the Original Notes (March 20, 2003) until the exchange offer is consummated or the shelf registration statement is declared effective. We have filed a copy of the registration rights agreement as an exhibit to the registration statement on Form S-4 with respect to the Exchange Notes offered by this prospectus.

        We are making the exchange offer to satisfy our obligations under the registration rights agreement. Holders of Original Notes who do not tender their Original Notes or whose Original Notes are tendered but not accepted will have to rely on an applicable exemption from registration requirements under the Securities Act and applicable state securities laws in order to sell their Original Notes.

        The Exchange Notes of each series will be issued in a like principal amount and identical in all material respects to the respective series of Original Notes, except that the Exchange Notes will be registered under the Securities Act, will be issued without a restrictive legend, will bear different CUSIP numbers and will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest. Consequently, the Exchange Notes, unlike the Original Notes, may be resold by a holder without any restrictions on their transfer under the Securities Act. Also, the registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

Resale of Exchange Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to the exchange offer in exchange for the Original Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes to be issued pursuant to this exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder of Exchange Notes (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any purchaser of the Original Notes who is an affiliate of ours or who intends to participate in this exchange offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its

Original Notes in this exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

        If you participate in the exchange offer, you must represent to us, among other things, that:

  (i)
  any Exchange Notes you receive will be acquired in the ordinary course of business;

  (ii)
  you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

  (iii)
  you are not an "affiliate" (as defined in Rule 405 of the Securities Act) of ours;

  (iv)
  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

  (v)
  if you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in the exchange offer and, therefore, will not be permitted to exchange its Original Notes for Exchange Notes.

        This exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Original Notes validly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the Original Notes and completion of the exchange offer is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. The Original Notes may be tendered only in integral multiples of $1,000. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes surrendered under the exchange offer. The Exchange Notes will be delivered on the earliest practicable date following the exchange date.

        The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Original Notes, except the Exchange Notes:

  (i)
  will be registered under the Securities Act;

  (ii)
  will not bear legends restricting their transfer;

  (iii)
  will bear different CUSIP numbers; and

  (iv)
  will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest.

        The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the senior note indenture, as described below, under which the Original Notes were issued.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, Exchange Act and rules and regulations of the SEC. Original Notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the senior note indenture relating to the Original Notes and Exchange Notes. Holders of Original Notes do not have any appraisal or dissenters rights under the senior note indenture in connection with the exchange offer.

        We will be deemed to have accepted for exchange validly tendered Original Notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of Original Notes who surrender them in the exchange offer for the purposes of receiving Exchange Notes from us and delivering Exchange Notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of Original Notes. We expressly reserve the right to amend or terminate the exchange offer and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "The Exchange Offer—Conditions to the Exchange Offer."

        Holders who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read "The Exchange Offer—Solicitation of Tenders; Fees and Expenses" and "The Exchange Offer—Transfer Taxes" below for more details regarding fees and expenses incurred in the exchange offer.

        Any Original Notes not tendered for exchange will be entitled to the benefits of the senior note indenture. If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events, such Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Expiration Date; Extension; Termination; Amendment

        The exchange offer will expire at 5:00 p.m., New York City time, on December 31, 2003, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the date we mail notice of the exchange offer to holders of Original Notes.

        We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any Original Notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all Original Notes previously tendered will remain subject to the exchange offer unless validly withdrawn.

We also reserve the right, in our sole discretion, to:

  (i)
  end or amend the exchange offer and not to accept for exchange any Original Notes not previously accepted for exchange upon the occurrence of any of the events specified below under "The Exchange Offer—Conditions to the Exchange Offer" that have not been waived by us; and

  (ii)
  amend the terms of the exchange offer in any manner.

        If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to holders of Original Notes as promptly as practicable.

        Exchange Notes will only be issued after the exchange agent timely receives (1) a properly completed and duly executed letter of transmittal (or facsimile thereof or an agent's message (as hereinafter defined) in lieu thereof) and (2) all other required documents. However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of this exchange offer.

        Original Notes that are not accepted for exchange, and those Original Notes submitted for a greater principal amount than the tendering holder desires to exchange, will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Procedures For Tendering Original Notes

  Valid Tender

        Except as set forth below, in order for Original Notes to be validly tendered pursuant to the exchange offer, either (i) (a) a properly completed and duly executed letter of transmittal (or facsimile thereof) or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC's Automated Tender Offer Program ("ATOP") for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent at the address or the facsimile number set forth under "The Exchange Offer—Exchange Agent" on or prior to the expiration date and (b) tendered Original Notes must be received by the exchange agent, or such Original Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date, or (ii) the guaranteed delivery procedures set forth below must be complied with. To receive confirmation of valid tender of Original Notes, a holder should contact the exchange agent at the telephone number listed under "The Exchange Offer—Exchange Agent."

        If less than all of the Original Notes are tendered, a tendering holder should fill in the amount of Original Notes being tendered in the appropriate box on the letter of transmittal. The entire amount of Original Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        If any letter of transmittal, endorsement, note power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person's authority to so act also must be submitted.

        Any beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in the exchange offer.

        The method of delivering Original Notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No Original Note, letter of transmittal or other required document should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect these transactions for them.

  Book-Entry Transfer

        The exchange agent has established an account with respect to the Original Notes at DTC for purposes of the exchange offer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC's ATOP procedures to tender Original Notes.

Any participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the Original Notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of Original Notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Original Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

        Delivery of documents to DTC does not constitute delivery to the exchange agent.

  Signature Guarantees

        Certificates for Original Notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (i) a certificate for Original Notes is registered in a name other than that of the person surrendering the certificate or (ii) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (i) or (ii) above, such certificates for Original Notes must be duly endorsed or accompanied by a properly executed note power, with the endorsement or signature on the note power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless an Original Note is surrendered for the account of an Eligible Institution. See Instruction 2 to the letter of transmittal.

  Guaranteed Delivery

        If a holder desires to tender Original Notes pursuant to the exchange offer and the certificates for such Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  (i)
  such tenders are made by or through an Eligible Institution;

  (ii)
  prior to the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, or an electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, setting forth the name and address of the holder of Original Notes and the amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent that

    •
    sets forth the name and address of the holder of Original Notes and the amount of Original Notes tendered,

    •
    states that the tender is being made thereby and

    •
    guarantees that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

  (iii)
  the certificates (or book-entry confirmation) representing all tendered Original Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

  Determination of Validity

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of Original Notes will not be deemed made until those defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Withdrawal Rights

        You may withdraw your tender of Original Notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date.

        Any notice of withdrawal must:

  (i)
  specify the name of the person that tendered the Original Notes to be withdrawn;

  (ii)
  identify the Original Notes to be withdrawn, including the certificate number or numbers and principal amount of such Original Notes;

  (iii)
  include a statement that the holder is withdrawing its election to have the Original Notes exchanged;

  (iv)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the senior note indenture register the transfer of the Original Notes into the name of the person withdrawing the tender; and

  (v)
  specify the name in which any of the Original Notes are to be registered, if different from that of the person that tendered the Original Notes.

        The exchange agent will return the properly withdrawn Original Notes promptly following receipt of a notice of withdrawal. If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC's procedures.

        Any Original Notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any Original Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of Original Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to its book-entry transfer procedures, the Original Notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under "The Exchange Offer—Procedures for Tendering Original Notes" above at any time on or before the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all Original Notes validly tendered and will issue the Exchange Notes promptly after the acceptance. Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted validly tendered Original Notes for exchange when we give notice of acceptance to the exchange agent.

        For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note.

        In all cases, delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  (i)
  Original Notes or a book-entry confirmation of a book-entry transfer of Original Notes into the exchange agent's account at DTC;

  (ii)
  a properly completed and duly executed letter of transmittal or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through ATOP with any required signature guarantees; and

  (iii)
  any other documents required by the letter of transmittal.

        Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time and will depend upon when Original Notes, book-entry confirmations with respect to Original Notes and other required documents are received by the exchange agent.

Conditions to the Exchange Offer

        We are required to accept for exchange, and to issue Exchange Notes in exchange for, any Original Notes duly tendered and not validly withdrawn pursuant to this exchange offer and in accordance with the terms of this prospectus and the accompanying letter of transmittal.

        We will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes, if:

  (i)
  the exchange offer, or the making of any exchange by a holder, would violate applicable law or any applicable interpretation of the staff of the SEC;

  (ii)
  the Original Notes are not tendered in accordance with the terms of this exchange offer;

  (iii)
  each holder of Original Notes exchanged in this exchange offer has not represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the exchange offer it shall have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the Exchange Notes and shall not have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of the registration statement of which this prospectus is a part available; or

  (iv)
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        In addition, we will not be obligated to accept for exchange the Original Notes of any holder who has not made to us the representations described under "The Exchange Offer—Resale of Exchange Notes" and "Plan of Distribution".

        In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939. In any of those events we are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        We have appointed The Bank of New York as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, requests for the notice of guaranteed delivery with respect to the exchange of the Original Notes, as well as all executed letters of transmittal, to the exchange agent at the addresses listed below:

By Hand or Overnight Delivery:	By Registered or Certified Mail:	By Facsimile Transmission:	To Confirm by Telephone or for Information:
The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attention: Reorganization Section/Floor 7E	The Bank of New York 101 Barclay Street, 7E New York, New York 10286 Attention: Reorganization Section/Floor 7E	(Eligible Institutions Only) (212) 298-1915	Bernard Arsenec (212) 815-5098

        Delivery to an address other than as listed above, or transmissions of instructions to a facsimile number other than as listed above, will not constitute a valid delivery.

        The Bank of New York is the trustee under the senior note indenture governing the Original Notes and Exchange Notes.

Solicitation of Tenders; Fees and Expenses

        We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and employees of ours and of our affiliates.

        We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer.

        We will pay the estimated cash expenses to be incurred in connection with the exchange offer, including the following:

  (i)
  fees and expenses of the exchange agent and trustee;

  (ii)
  SEC registration fees;

  (iii)
  accounting and legal fees, including fees of one counsel for the holders of the Original Notes; and

  (iv)
  printing and mailing expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of Original Notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  (i)
  certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered;

  (ii)
  Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes;

  (iii)
  tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  (iv)
  a transfer tax is imposed for any reason other than the exchange of Original Notes under the exchange offer.

If satisfactory evidence of payment of such transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

        We will record the Exchange Notes at the same carrying value as the Original Notes for which they are exchanged, which is the aggregate principal amount of the tendered Original Notes as reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of Exchange Notes for Original Notes. We will amortize the expenses incurred in connection with the issuance of the Exchange Notes over the respective terms of the Exchange Notes.

Consequences of Failure to Exchange

        If you do not exchange your Original Notes for Exchange Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the Original Notes as described in the legend on the Original Notes. In general, the Original Notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

        Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your Original Notes. Please refer to the section in this prospectus entitled "Certain United States Federal Income Tax Consequences."

        As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your Original Notes in the exchange offer, you will be entitled to all of the rights and limitations applicable to the Original Notes under the senior note indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer, including the right to require us to register your Original Notes or pay additional interest. To the extent that Original Notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, Original Notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors—If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes which are subject to transfer restrictions."

        We may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. However, we have no present plans to acquire any Original Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Original Notes.

        Holders of Original Notes of each series and of Exchange Notes of the corresponding series that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the senior note indenture.

DESCRIPTION OF THE EXCHANGE NOTES

        The following is a summary of certain terms and provisions of the Exchange Notes and the senior note indenture. The senior note indenture, as supplemented by a supplemental indenture entered into with respect to the Original Notes, contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Original Notes, the Exchange Notes or the senior note indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the senior note indenture, the supplemental indenture and the form of the Exchange Notes, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

        The form and terms of each series of Exchange Notes are identical in all material respects to the form and terms of the corresponding series of Original Notes except that the Exchange Notes (i) will be registered under the Securities Act, (ii) will not be subject to the restrictions on transfer applicable to the Original Notes, (iii) will bear a different CUSIP number and (iv) will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest.

        The Original Notes were, and the Exchange Notes will be, two separate series of senior notes issued under the senior note indenture between us and The Bank of New York, as trustee. All senior notes issued under the senior note indenture, including the Exchange Notes, are referred to in this prospectus as "senior notes."

        Until the release date, each series of Exchange Notes will be secured by a series of our senior note mortgage bonds issued and delivered by us to the senior note trustee. See "Security; Release Date" below. On the release date, the Exchange Notes and all of our other senior notes issued under the senior note indenture and secured by senior note mortgage bonds will cease to be secured by senior note mortgage bonds, will become our unsecured general obligations and will rank equally with our other unsecured and unsubordinated indebtedness. The senior note indenture provides that prior to the release date, the principal amount of senior notes that may be issued and outstanding cannot exceed the principal amount of the senior note mortgage bonds then held by the senior note trustee. See "Security; Release Date" below.

        The Exchange Notes will be issuable in book-entry only form in denominations of $1,000 and integral multiples thereof. Exchange Notes will be issued only in fully registered form and, when issued, will be registered in the name of Cede & Co., as registered owner and as nominee for DTC.

        There is no requirement under the senior note indenture that our future issues of debt securities be issued exclusively under the senior note indenture; accordingly, we will be free to employ other indentures or documentation, containing provisions different from those included in the senior note indenture or applicable to one or more issues of senior notes, in connection with future issues of other debt securities. There is no limitation on the amount of senior notes that may be issued under the senior note indenture. However, the senior note indenture contains certain restrictive covenants, including a restriction that we may not issue, assume, guarantee or permit to exist, so long as any senior notes are outstanding after the release date, any debt that ranks senior to the senior notes, subject to certain exceptions. In addition, the senior note indenture also provides that so long as any senior notes are outstanding, certain sale/leaseback arrangements are restricted. See "Certain Covenants" below.

        Under the senior note indenture, all senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. This means that we may from time to time, without the consent of the existing holders of the senior notes of any series, create and issue further senior notes having the same terms and conditions as the Exchange Notes offered hereby in all respects, except for issue date, issue price and, if applicable, the initial interest payment. Additional Exchange Notes of either series issued in this manner will be consolidated with, and will form a single series with, the Exchange Notes of the respective series offered hereby.

        There is no provision in the senior note indenture or the Exchange Notes that requires us to redeem or permits the holders to cause a redemption of, the Exchange Notes, or that otherwise protects the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control relating to us.

Maturity and Interest

        The Exchange Notes due 2010 will mature on March 15, 2010, and the Exchange Notes due 2013 will mature on March 15, 2013, in each case unless earlier redeemed as described under "Optional Redemption" below.

        Interest on the Exchange Notes of each series will:

  •
  be payable in U.S. dollars at the rate of 4.45% per annum with respect to the Exchange Notes due 2010 and at the rate of 4.95% per annum with respect to the Exchange Notes due 2013;

  •
  be computed for each interest period on the basis of a 360-day year consisting of twelve 30-day months and with respect to any partial periods on the basis of the number of days elapsed in a 360-day year of twelve 30-day months;

  •
  be payable semiannually in arrears on each March 15 and September 15, commencing March 15, 2004, and at maturity;

  •
  initially accrue from the most recent interest payment date to which interest has been paid on the respective Original Notes surrendered in exchange therefor or, if no interest has been paid on such Original Notes, from the original date of issuance of the Original Notes (March 20, 2003); and

  •
  be paid to the persons in whose names the Exchange Notes are registered at the close of business on the regular record date, which is the business day immediately preceding each interest payment date, so long as the Exchange Notes are issued in book-entry only form. Otherwise, the record date will be the fifteenth calendar day next preceding each interest payment date. We shall not be required to make transfers or exchanges of Exchange Notes for a period of 15 calendar days preceding an interest payment date.

Optional Redemption

        Each series of the Exchange Notes will be redeemable as a whole or in part, at our option, at any time, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Exchange Notes being redeemed, and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest (excluding the portion of any such interest accrued to the redemption date) on the Exchange Notes of such series being redeemed discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points in the case of the Exchange Notes due 2010 and 25 basis points in the case of the Exchange Notes due 2013, plus in either case accrued interest on the Exchange Notes of such series to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the senior note trustee after consultation with us.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the senior note trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the senior note trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the senior note trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall replace that former dealer with another Primary Treasury Dealer.

        We will mail notice of any redemption between 30 days and 60 days before the redemption date to each holder of the Exchange Notes to be redeemed.

Security; Release Date

        Until the release date, the Exchange Notes will be secured by a tranche of a series of our first mortgage bonds, issued and delivered by us to the senior note trustee (see "Description of Senior Note Mortgage Bonds"). The senior note mortgage bonds that currently secure the Original Notes will also secure the Exchange Notes. Any payment by us to the senior note trustee of principal of, premium, if any, and interest on, the senior note mortgage bonds related to the Exchange Notes of a series will be applied by the senior note trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on, the Exchange Notes of such series.

  The "release date" will occur on the earlier of

  •
  the date that all bonds issued under the mortgage (referred to in this prospectus as first mortgage bonds), other than senior note mortgage bonds, have been retired (at, before or after their maturity) through payment, redemption, purchase, defeasance or otherwise; and

  •
  the date upon which the senior note trustee holds senior note mortgage bonds constituting not less than 80% in aggregate principal amount of all outstanding first mortgage bonds.

        On the release date, the senior note trustee will deliver to us for cancellation all senior note mortgage bonds and, not later than 30 days after that delivery, will provide notice to all holders of the Exchange Notes of the occurrence of the release date. As a result, on the release date, the senior note mortgage bonds will cease to secure the Exchange Notes, and the Exchange Notes will become our unsecured and unsubordinated general obligations.

        As of September 30, 2003, after giving effect to those redemptions described in this prospectus under the heading "Use of Proceeds", we had $570,455,000 aggregate principal amount of first mortgage bonds outstanding, of which $400,000,000 (or about 70%) aggregate principal amount constitutes senior note mortgage bonds subject to release on the release date. Assuming no further issuances of senior note mortgage bonds, the earliest the release date could occur is February 8, 2004 based upon the earliest optional redemption dates for outstanding first mortgage bonds other than senior note mortgage bonds. Alternatively, under the same assumptions as to the application of proceeds, absent further redemptions of outstanding first mortgage bonds, the release date will be achieved if approximately $365,000,000 of additional senior note mortgage bonds are issued as security for a like amount of senior notes.

        Under certain circumstances, all of the first mortgage bonds are mandatorily redeemable by us in the event that all of our common stock is acquired by a governmental body or instrumentality or substantially all of our property is released from the lien of the mortgage. In such event, the senior note mortgage bonds will be redeemed at a redemption price of 0.0% of the principal amount thereof. Upon this redemption, the release date will occur and the Exchange Notes will remain outstanding as our unsecured general obligations. See "Description of Exchange Note Mortgage Bonds—Redemption Provisions of Exchange Note Mortgage Bonds."

        Upon the payment or cancellation of any outstanding Exchange Notes, the senior note trustee will surrender to us for cancellation an equal principal amount of the senior note mortgage bonds related to such Exchange Notes. We will not permit, at any time prior to the release date, the aggregate principal amount of senior note mortgage bonds held by the senior note trustee to be less than the aggregate principal amount of the senior notes outstanding. The senior note indenture includes a restriction that we may not issue, guarantee or permit to exist, so long as any of the senior notes are outstanding and after the release date, any debt that ranks senior to the senior notes, subject to certain exceptions. The senior note indenture provides that no additional first mortgage bonds may be issued under the mortgage other than, prior to the release date, senior note mortgage bonds. See "Certain Covenants" below.

Events of Default

        The following constitute events of default under the senior note indenture:

  •
  default in the payment of principal of and premium, if any, on any senior note when due and payable;

  •
  default in the payment of interest on any senior note when due which continues for 60 days;

  •
  default in the performance or breach of any of our other covenants or agreements in the senior notes or in the senior note indenture and the continuation of the default for 90 days after we have received written notice of the default either from the senior note trustee or from the holders of at least 33% in aggregate principal amount of the outstanding senior notes;

  •
  prior to the release date, the occurrence of a completed default (as defined herein) under the mortgage; provided, however, that the waiver or cure of a completed default and the rescission and annulment of the consequences of a completed default under the mortgage will constitute a waiver of the corresponding event of default under the senior note indenture and a rescission and annulment of the consequences of the corresponding event of default under the senior note indenture; and

  •
  certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us.

        If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of all of the senior notes to be due and payable immediately. If the senior notes are so accelerated, the senior note mortgage bonds will be immediately redeemable upon demand of the senior note trustee (and surrender of the senior note mortgage bonds to the mortgage trustee, as defined herein) at a redemption price of 100% of their principal amount, together with interest to the redemption date. See "Description of Senior Note Mortgage Bonds—Redemption Provisions of Senior Note Mortgage Bonds." At any time after an acceleration of the senior notes has been declared (and provided the acceleration of all senior note mortgage bonds has not occurred), if we pay or deposit with the senior note trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the senior notes otherwise than by acceleration and all defaults have been cured or waived, then our payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior notes.

        The senior note indenture provides that the senior note trustee generally will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request or direction of any of the holders of the senior notes unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the senior note indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee, or of exercising any trust or power conferred on the senior note trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of the senior notes. The senior note indenture provides that no holder of the senior notes may institute any action against us under the senior note indenture unless it has previously given to the senior note trustee written notice of the occurrence and continuance of an event of default unless the holders of a majority in aggregate principal amount of the senior notes then outstanding affected by the event of default have requested the senior note trustee to institute the action and have offered the senior note trustee reasonable indemnity, and the senior note trustee has not instituted the action within 60 days of the request. Furthermore, no holder of the senior notes will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other holders of the senior notes. Notwithstanding that the right of a holder of the senior notes to institute a proceeding with respect to the senior note indenture is subject to certain conditions precedent, each holder of a senior note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on the senior note when due and to institute suit for the enforcement of payment, and those rights may not be impaired without the consent of the affected holders of senior notes.

        The senior note indenture provides that the senior note trustee, within 90 days after the occurrence of a default with respect to the senior notes, is required to give holders of the senior notes notice of any default known to the senior note trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior notes, the senior note trustee may withhold notice if it determines in good faith that it is in the interest of holders of those senior notes to do so. We are required to deliver to the senior note trustee each year an officer's certificate as to whether or not we are in compliance with the conditions and covenants under the senior note indenture.

Modification with Approval

        Modification and amendment of the senior note indenture may be effected by us and the senior note trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes, provided that no modification or amendment may, without the consent of the holder of each outstanding senior note affected by such modification or amendment,

  •
  change the maturity date of such senior notes;

  •
  reduce the rate or extend the time of payment of interest on such senior notes;

  •
  reduce the principal amount of, or premium payable on, such senior notes;

  •
  change the coin or currency of any payment of principal of, or premium, if any, or interest on, such senior notes;

  •
  change the date on which such senior notes may be redeemed or repaid at the option of their holders or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to such senior notes;

  •
  impair the interest of the senior note trustee in the senior note mortgage bonds held by it or, prior to the release date, reduce the principal amount of the series of senior note mortgage bonds securing the related series of senior notes to an amount less than the principal amount of the related senior notes or alter the payment provisions of the senior note mortgage bonds in a manner adverse to the holders of the related series of senior notes; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior notes necessary to modify or amend the senior note indenture or to waive any past default to less than a majority.

Modification without Approval

        Modification and amendment of the senior note indenture may be effected by us and the senior note trustee without the consent of the holders of any senior notes:

  •
  to add to our covenants for the benefit of the holders or to surrender a right conferred on us in the senior note indenture;

  •
  to add further security for the senior notes;

  •
  to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interest of the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of the senior notes in any material respect.

        A supplemental indenture which changes or eliminates any covenants or other provision of the senior note indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the senior notes, or which modifies the rights of the holders of the senior notes of one or more series with respect to that covenant or provision, will be deemed not to affect the rights under the senior note indenture of the holders of the senior notes of any other series.

Defeasance and Discharge

        The senior note indenture provides that we will be discharged from any and all obligations in respect to the senior notes and the senior note indenture (except for certain obligations such as obligations to register the transfer or exchange of the senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, we irrevocably deposit with the senior note trustee, in trust for the benefit of the holders of senior notes, money or certain United States government obligations, or any combination of money and certain United States government obligations, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on, the senior notes on the dates payments are due in accordance with the terms of the senior note indenture and the senior notes; provided that unless all of the senior notes mature within 90 days of the deposit by redemption or otherwise, we will also have delivered to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the senior note indenture. After we have been discharged from our obligations under the senior note indenture, the holders of the senior notes may look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

        We may not consolidate with or merge into any other corporation or entity or sell or otherwise dispose of our properties as or substantially as an entirety unless

  •
  the successor or transferee corporation is a corporation or other entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia;

  •
  the successor or transferee corporation or other entity assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on the senior notes and the performance of every covenant of the senior note indenture to be performed or observed by us; and

  •
  if prior to the release date, the successor or transferee corporation or other entity assumes our obligations under the mortgage with respect to the senior note mortgage bonds.

        Upon any consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, permissible under the provision described in the immediately preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to us, and be substituted for us, and may exercise every right and power of ours, under the senior note indenture with the same effect as if the successor corporation had been named as Metropolitan Edison Company in the senior note indenture, and we will be released from all obligations under the senior note indenture. For purposes of the senior note indenture, the conveyance or other transfer by us of (a) all or any portion of our facilities for the generation of electric energy or (b) all of our facilities for the transmission of electric energy, in each case considered alone or in any combination with properties described in the other clause, will in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

  Limitation on Liens

        The senior note indenture provides that, so long as any senior notes are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any of our Operating Property (as defined below), whether owned at the date of the senior note indenture or subsequently acquired, without effectively securing such senior notes (together with, if we so determine, any of our other indebtedness ranking equally with such senior notes) equally and ratably with that Debt (but only so long as that Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

  (2)
  Liens on Operating Property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

  (3)
  Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;

  (5)
  Liens under the mortgage with respect to first mortgage bonds remaining after the release date;

  (6)
  Liens to compensate the senior note trustee as provided in the senior note indenture;

  (7)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (6), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

        However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other of our secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (7) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitations on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of Tangible Assets or 15% of Capitalization (as those terms are defined below).

  Limitation on Sale and Lease-Back Transactions

        The senior note indenture provides that so long as any senior notes are outstanding, we may not enter into or permit to exist, after the release date, any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers' commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

        This restriction will not apply if:

  •
  we would be entitled pursuant to any of the provisions described in clauses (1) to (7) of the first sentence of the second paragraph under "Limitation on Liens" above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the senior notes;

  •
  after giving effect to a Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the preceding paragraph); or

  •
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior notes or other of our Debt ranking equally with the senior notes, subject to reduction for senior notes and Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

  Certain Definitions

        "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than 12 months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities (as defined in the senior note indenture), premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock reacquired by us.

        "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.

        "Operating Property" means (i) any interest in real property owned by us and (ii) any asset owned by us that is depreciable in accordance with generally accepted accounting principles ("GAAP") excluding, in either case, any interest of ours as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on our books in accordance with GAAP.

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior note indenture.

        "Tangible Assets" means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Tangible Assets will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants we regularly retain, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

        "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Voting of Senior Note Mortgage Bonds Held by Senior Note Trustee

        The senior note trustee, as the holder of the senior note mortgage bonds, will attend any meeting of bondholders under the mortgage, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent.

        The senior note trustee will vote all senior note mortgage bonds then held by it or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the mortgage, the holders of which are eligible to vote or consent; provided, however, that the senior note trustee will not so vote in favor of, or so consent to, any amendment or modification of the mortgage which, if it were an amendment or modification of the senior note indenture, would require the consent of the holders of senior notes as described under "Modification With Approval," without the prior consent of the holders of senior notes which would be required for that type of an amendment or modification of the senior note indenture.

Resignation or Removal of Senior Note Trustee

        The senior note trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and that resignation will take effect immediately upon the later of the appointment of a successor senior note trustee and the day specified by the senior note trustee.

        The senior note trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior note trustee and signed by the holders, or their attorneys-in-fact, of a majority in aggregate principal amount of the then outstanding senior notes. In addition, so long as no event of default under the senior note indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior note trustee upon written notice to the holder of each senior note outstanding and the senior note trustee, and appointment of a successor senior note trustee.

Concerning the Senior Note Trustee

        The Bank of New York is the senior note trustee under the senior note indenture and the mortgage trustee under the mortgage. The senior note indenture provides that our obligations to compensate the senior note trustee and reimburse the senior note trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the senior note trustee as such.

        The senior note indenture provides that the senior note trustee shall be subject to and shall comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, and that nothing in the senior note indenture shall be deemed to prohibit the senior note trustee or us from making any application permitted pursuant to such section. The senior note trustee is also a depository of ours and certain of our affiliates and has in the past made, and may in the future make, periodic loans to us and certain of our affiliates.

Governing Law

        The senior note indenture and the senior notes are governed by New York law.

Book-Entry

        The Exchange Notes will trade through DTC. The Exchange Notes will be represented by a global certificate and registered in the name of DTC's nominee, Cede & Co.

        So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Certificate for all purposes under the senior note indenture and the Exchange Notes. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the mortgage.

        Payments of the principal of, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the senior note trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated note for any reason, including to sell Exchange Notes to persons in jurisdictions which require such delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in a Global Certificate in accordance with the procedures described under DTC's applicable procedures, or the procedures set forth in the senior note indenture.

        DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC will exchange a Global Certificate for certificated Exchange Notes, which it will distribute to its participants.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Exchange Notes represented by a Global Certificate among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the senior note trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated Exchange Notes in exchange for a Global Certificate.

        Settlement for the Exchange Notes will be made by the initial purchasers in immediately available funds. All payments of principal and interest will be made by us in immediately available funds.

        Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the Exchange Notes that are not certificated Exchange Notes will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Exchange Notes.

        The information under this caption "Book-Entry" concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof.

DESCRIPTION OF SENIOR NOTE MORTGAGE BONDS

General

        The senior note mortgage bonds are first mortgage bonds issued under and secured by our indenture dated November 1, 1944 between us and The Bank of New York, as successor trustee, or the mortgage trustee, as amended and supplemented, and further amended and supplemented by a supplemental indenture with respect to the senior note mortgage bonds relating to the Original Notes, which we refer to collectively as the mortgage. The statements in this prospectus concerning the senior note mortgage bonds and the mortgage are summaries and do not purport to be complete. They may make use of defined terms and are subject to, and qualified in their entirety by, all of the provisions of the mortgage, which is incorporated in this prospectus by reference.

        The senior note mortgage bonds were issued as security for our obligations under the senior note indenture and were immediately delivered to and registered in the name of the senior note trustee. The senior note indenture provides that the senior note trustee must not transfer any senior note mortgage bonds except to a successor trustee, to us (as provided in the senior note indenture) or in compliance with a court order in connection with a bankruptcy or reorganization proceeding relating to us. The senior note trustee will generally vote the senior note mortgage bonds proportionately with what it believes to be the vote of the holders of all other first mortgage bonds then outstanding, as described above under "Description of Exchange Notes—Voting of Senior Note Mortgage Bonds Held by Senior Note Trustee."

        Each series or tranche of a series of senior note mortgage bonds corresponds to a series of senior notes in respect of principal amount, interest rate and maturity date. Upon any payment of the principal or premium, if any, or interest on a series of senior notes, an equal payment of principal, premium or interest on the corresponding series of senior note mortgage bonds will be deemed fully paid and our obligation to make a payment on that amount of senior note mortgage bonds will be discharged.

        As of September 30, 2003, after giving effect to those redemptions described in this prospectus under the heading "Use of Proceeds", we had $570,455,000 aggregate principal amount of first mortgage bonds outstanding, of which $400,000,000 aggregate principal amount are senior note mortgage bonds held by the Trustee.

Redemption Provisions of Senior Note Mortgage Bonds

        The senior note mortgage bonds will be redeemed on the respective dates and in the respective principal amounts which correspond to the redemption dates for and the principal amounts to be redeemed of the corresponding series of senior notes. The senior note mortgage bonds are not redeemable by operation of the improvement fund or the maintenance provisions of the mortgage, or with the proceeds of released property.

        If all of our common stock is acquired by a governmental body or instrumentality or substantially all of our property is released from the lien of the mortgage, and all first mortgage bonds (other than senior note mortgage bonds) are redeemed in accordance with Section 8.08 of the mortgage, the senior note mortgage bonds shall be redeemed by the surrender thereof by the senior note trustee to the mortgage trustee for cancellation at a redemption price of 0.0% of the principal amount thereof. Upon this surrender and redemption, the release date will occur and the senior notes will remain our outstanding and unsecured general obligations.

        In the event of an event of default under the senior note indenture and acceleration of the senior notes, the senior note mortgage bonds will be immediately redeemable in whole, upon demand of the senior note trustee, at a redemption price of 100% of their principal amount, together with accrued interest to the redemption date. See "Description of Exchange Notes—Events of Default."

Kind and Priority of Lien

        The senior note mortgage bonds will rank equally as to security with all first mortgage bonds outstanding under the mortgage, which is a direct first lien on substantially all of our property and franchises (except certain real estate not used in our business, cash other than that deposited with the mortgage trustee, securities, judgments, contracts, accounts and choses in action not specifically assigned, pledged, deposited or delivered to the mortgage trustee, materials and supplies not installed as a part of our fixed property, merchandise, appliances and supplies acquired for resale, motor vehicles and timber growing upon or cut from our lands and other personal property not necessary or appropriate to our public utility plant and business and to our operation as a going concern), subject to excepted encumbrances, the lien of the mortgage trustee for compensation and expenses and minor matters. With certain limitations applicable in the cases of consolidation, merger and sale of substantially all of our assets, after-acquired property (subject to pre-existing liens) is subject to the lien of the mortgage.

Release and Substitution of Property

        We may dispose of property of a limited nature without securing a release or consent by the mortgage trustee. Otherwise, property subject to the lien of the mortgage may be released only upon the substitution of cash or certain other property of equivalent value. Money received by the mortgage trustee as the result of any release of property may be withdrawn against, among other things, bondable value of property additions and the principal amount of first mortgage bonds and prior lien bonds previously issued and retired. If the fair value of property released is 10% or more of the principal amount of outstanding first mortgage bonds and prior lien bonds, the mortgage trustee is required to report that to the bondholders within 90 days after the release, and annually with respect to all other property so released.

Dividend Restrictions

        The mortgage restricts dividends (except dividends payable in shares of our stock subordinate to our preferred stock) to the amount by which our accumulated earned surplus exceeds $3.4 million. The amount available as of September 30, 2003 for the declaration and payment of cash dividends on our common stock after giving effect to this restriction was approximately $31.1 million.

Issuance of Additional Senior Note Mortgage Bonds

        Subject to conditions and restrictions, certain of which are referred to below, additional senior note mortgage bonds may be issued under the mortgage to the extent of

  (1)
  60% of bondable value of property additions;

  (2)
  the principal amount of refundable prior lien bonds retired as provided in the mortgage;

  (3)
  the principal amount of first mortgage bonds then or previously retired; and

  (4)
  the amount of cash deposited with the mortgage trustee against the issuance of senior note mortgage bonds. Cash so deposited with the mortgage trustee may be withdrawn in an amount equal to the principal amount of senior note mortgage bonds which we are then entitled to have authenticated and delivered.

        Senior note mortgage bonds may be issued pursuant to (1) and (4) (and in certain cases pursuant to (2) and (3) above) only if net earnings (which are calculated before income taxes but after deduction of operating expenses, including an amount equal to the greater of the actual book provision for depreciation or the "minimum provision for depreciation" as outlined below under "Maintenance Fund"), with non-operating income or loss limited to 5% of operating income before income taxes, are at least two times the annual interest requirements on first mortgage bonds and prior lien bonds to be outstanding. Additionally, our charter contains provisions limiting the ratio of securities evidencing funded indebtedness and unsecured indebtedness to total capitalization.

        As of September 30, 2003, we had the capability to issue approximately $152 million of additional first mortgage bonds on the basis of retired first mortgage bonds and bondable property additions. The senior note indenture provides that prior to the release date no additional first mortgage bonds may be issued under the mortgage other than senior note mortgage bonds.

Improvement Fund

        We are required to deposit with the mortgage trustee by March 31 of each year, cash equal to 1% of the aggregate principal amount of first mortgage bonds issued prior to January 1 of that year (excluding any first mortgage bonds issued on the basis of retired first mortgage bonds). Instead of depositing cash, or as a means of withdrawing cash so deposited but not used or applied by the mortgage trustee for the purchase, payment or redemption of first mortgage bonds previously issued, we may deliver first mortgage bonds or certain refundable prior lien bonds or apply bondable value of property additions (on the basis of 60% of the value of the property additions), none of which may subsequently be used for any other purpose under the mortgage. In the past we have utilized bondable value of property additions or previously retired first mortgage bonds to meet this requirement and expect to continue to do so.

Maintenance Fund

        We are required to make expenditures for property additions and/or to deposit with the mortgage trustee, cash (less, at our option, credit for refundable prior lien bonds and first mortgage bonds previously or then retired) in amounts equal to the minimum provision for depreciation, computed cumulatively at the end of each year. We may withdraw cash so deposited with the mortgage trustee, during the next succeeding three years, to the extent that the amount previously expended for property additions exceeds the minimum provision for depreciation. We have, in the past, made sufficient expenditures for property additions to meet our obligations with respect to the minimum provision for depreciation, and no deposits with the mortgage trustee have been required in this connection. We expect that this pattern will continue in the future.

        So long as any of the first mortgage bonds are outstanding, the term "minimum provision for depreciation" means an amount equal to the greater of

  •
  15% of gross operating revenues during the period from the operation of bondable property after deducting the aggregate cost of electric energy purchased for resale during the period in connection with the operation of the property, less an amount equal to charges for current repairs and maintenance of the property; or

  •
  an amount computed at the rate of 2 1/3% per annum of the average of our depreciable utility property as for each year or portion of a year embraced within that time period.

Modification of Mortgage

        With the consent of the holders of not less than 75% in principal amount of the first mortgage bonds affected, the mortgage may be changed in any way except (a) to reduce the amount or extend the due dates of the principal of or interest on the first mortgage bonds, (b) to reduce the percentage of bondholders required to effect changes in the mortgage or (c) to impair or change the rank of the lien created by the mortgage.

Defaults and Notice of Defaults

        Events of default which we refer to as completed defaults include:

  •
  default in the payment of principal and premium, if any, on any of the first mortgage bonds or any prior lien bonds;

  •
  default, for 60 days, in the payment of interest on any of the first mortgage bonds or beyond the period of grace on any prior lien bonds;

  •
  default, for 60 days after notice, in the performance of any covenant in the mortgage; and

  •
  bankruptcy, insolvency or reorganization (under certain circumstances) relating to us.

        The mortgage trustee may withhold notice to bondholders of default (except default in payment of principal, premium, interest or sinking and improvement fund installments) if its responsible officers determine that it is in the interest of the bondholders to do so.

        A majority in aggregate principal amount of the first mortgage bonds is necessary to require the mortgage trustee to take action to enforce the lien of the mortgage. The mortgage trustee may require reasonable indemnification before being required to enforce the lien of the mortgage. Holders of not less than 25% in aggregate principal amount of outstanding first mortgage bonds or the mortgage trustee may declare the principal and interest of all outstanding first mortgage bonds due upon the occurrence of a completed default, but the holders of a majority in principal amount of the outstanding first mortgage bonds may, under certain circumstances, including the curing of a completed default, annul a declaration. No holder has the right to institute an action, unless holders of 25% in aggregate principal amount of first mortgage bonds have made written request to the mortgage trustee to institute the action.

Concerning the Mortgage Trustee

        The mortgage trustee, The Bank of New York, is permitted to engage in other transactions with us, except that if the mortgage trustee acquires any conflicting interest, as defined, it must eliminate it or resign and is required in certain cases to share with the bondholders the benefits of payments received within four months prior to default. The Bank of New York is also the senior note trustee under the senior note indenture and a depository for us and certain of our affiliates and has in the past made, and may in the future make, loans to us and certain of our affiliates.

Satisfaction and Discharge of Mortgage

        Upon our making due provision for the payment of all of the first mortgage bonds and paying all other sums due under the mortgage, the mortgage will cease to be of further effect and may be satisfied and discharged of record. Holders of first mortgage bonds may wish to consult with their own tax advisers regarding possible tax effects in the event of a defeasance of the mortgage.

Evidence as to Compliance with Mortgage Provisions

        Compliance with mortgage provisions is evidenced by written statements of our officers or persons selected and paid by us. In certain cases, opinions of counsel and certificates of an engineer, accountant, appraiser or other expert (who in some instances must be independent) must be furnished. The mortgage requires that we furnish annually to the mortgage trustee a certificate that we have complied with, and are not in default under, the provisions of the mortgage.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material United States federal income tax consequences of the exchange offer and of the ownership and disposition of Original Notes and Exchange Notes, which we refer to in this section collectively as the Notes, and, insofar as it relates to matters of law and legal conclusions, constitutes the opinion of Pillsbury Winthrop LLP. Unless otherwise stated, this discussion deals only with U.S. holders who hold Notes as capital assets.

        As used herein, a "U.S. holder" is a beneficial owner of a Note that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to that date may also be treated as U.S. holders. As used herein, a "non-U.S. holder" is a beneficial owner of a Note that is not a U.S. holder. If a partnership, or other entity treated as a partnership for United States federal income tax purposes, is a beneficial owner of a Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of owning and disposing of Notes.

        This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, it does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers or traders in securities or currencies, or tax-exempt investors. It also does not discuss Notes held as part of a hedge, straddle, "synthetic security" or other integrated transaction. This discussion does not address the tax consequences to persons that have a functional currency other than the U.S. dollar and certain United States expatriates. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Notes. This discussion is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

        You should consult with your own tax advisors regarding the United States federal, as well as any state, local and foreign income, franchise, personal property and any other tax consequences of the ownership and disposition of the Notes.

Tax Consequences of the Exchange Offer

        The exchange of Original Notes for Exchange Notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a holder will not recognize any gain or loss as a result of exchanging Original Notes for Exchange Notes pursuant to the exchange offer. A holder will have the same tax basis in an Exchange Note as in the Original Note exchanged therefor, and the holding period of an Exchange Note will include the holding period of the Original Note exchanged therefor.

Taxation of U.S. Holders

  Interest Income

        Interest paid on the Notes will be taxable to a U.S. holder as ordinary income at the time it accrues or is received in accordance with the U.S. holder's regular method of accounting.

  Notes Purchased with Market Discount

        A U.S. holder will be considered to have purchased a Note with "market discount" if the holder's tax basis in the Note immediately after the purchase is less than the Note's stated redemption price at maturity. A Note is not treated as having market discount if the amount of market discount is de minimis. For this purpose, the amount of market discount is de minimis if it does not exceed the product of 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity remaining as of such date. If the Note has de minimis market discount, a U.S. holder must generally include such de minimis amount in income (as capital gain) as stated principal payments are made.

        If a Note is treated as having market discount, any partial payment of principal on, or gain recognized on the maturity or disposition of, the Note will generally be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the Note. Alternatively, a U.S. holder of a Note may elect to include market discount in income currently over the life of the Note. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. When such an election is made, market discount accrues on a straight-line basis unless the holder further elects to accrue such discount on a constant yield to maturity basis. This latter election is applicable only to the debt security with respect to which it is made and is irrevocable. A holder of a Note that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

  Notes Purchased at a Premium

        A U.S. holder will be considered to have purchased a Note at a premium if the holder's tax basis in the Note immediately after the purchase (which does not include any amount paid in respect of accrued interest on the Note) is greater than the amount payable at maturity. A holder may elect to treat such premium as "amortizable bond premium," in which case the amount of interest on the Note required to be included in the holder's income each year will be reduced by the amount of the amortizable bond premium allocable (generally under a constant yield method based on the holder's yield to maturity) to such year, with a corresponding decrease in the holder's adjusted tax basis in the Note. Any election to amortize bond premium is applicable to all debt securities (other than a tax-exempt debt security) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and may not be revoked without the consent of the Internal Revenue Service.

  Sale, Exchange or Redemption of Notes

        Except as described above (with respect to the exchange offer and Notes purchased with market discount), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition of a Note and the holder's tax basis in such Note. The amount realized is generally equal to the amount of cash and the fair market value of property received for the Note (other than amounts attributable to accrued but unpaid interest). A holder's tax basis in the Note generally will be the purchase price paid therefor, increased by any market discount included in income and reduced by any amortized bond premium. In the case of a holder other than a corporation, preferential tax rates may apply to capital gain recognized on the sale of a Note if such holder's holding period for such Note exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  Information Reporting and Backup Withholding Tax

        In general, information reporting requirements will apply to payments of principal and interest on the Notes and payments of the proceeds of the sale of the Notes, and a backup withholding tax may apply to such payments at the applicable rate, if a non-exempt holder fails to comply with certain identification requirements. Any amounts withheld under the backup withholding rules from a payment to a holder generally will be allowed as a credit against such holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Taxation of Non-U.S. Holders

  Interest Income

        Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business is subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by an income tax treaty). However, interest income earned on a Note by a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that: (i) the non-U.S. holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote; (ii) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; (iii) the non-U.S. holder is not a bank which acquired the Note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (iv) either (a) the non-U.S. holder certifies to the payor or the payor's agent, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business, and holds the Notes in such capacity, certifies to the payor or the payor's agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or the payor's agent with a copy thereof. The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements of clause (iv), above. If a non-U.S. holder holds the Note through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury regulations.

        Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor's agent.

  Sale, Exchange or Redemption of Notes

        A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of a Note unless (i) the gain is effectively connected with a United States trade or business of the non-U.S. holder or (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other conditions are satisfied.

  Information Reporting and Backup Withholding Tax

        United States backup withholding tax will not apply to payments on the Notes to a non-U.S. holder if the statement described in clause (iv) under "Interest Income" above is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person. Information reporting requirements may apply with respect to interest payments on the Notes, in which event the amount of interest paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of Notes effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations (absent actual knowledge that the payee is a United States person), unless such broker (i) is a United States person as defined in the Code, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation for United States federal income tax purposes or (iv) is a foreign partnership with certain United States connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the Notes provides the statement described in clause (iv) under "Interest Income" above or otherwise establishes an exemption.

        The foregoing discussion is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

PLAN OF DISTRIBUTION

        As discussed under "The Exchange Offer" in this prospectus, based on interpretations by the staff of the SEC set forth in no-action letters issued to other companies, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchases Original Notes or Exchange Notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that acquires the Exchange Notes in the ordinary course of business and that is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of the Original Notes or Exchange Notes will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such holder in exchange for Original Notes acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

        As contemplated by the above no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that:

  (i)
  any Exchange Notes it receives will be acquired in the ordinary course of business;

  (ii)
  it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

  (iii)
  it is not an "affiliate" of ours as defined in Rule 405 of the Securities Act;

  (iv)
  if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes within the meaning of the Securities Act; and

  (v)
  if it is a participating broker-dealer that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of the lesser of 90 days after the expiration date and the date on which all participating broker-dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to the registration rights agreement), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, dealers effecting transactions in Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period the lesser of 90 days after the expiration date and the date on which all participating broker-dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to the registration rights agreement), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the Exchange Notes will be passed upon for us by Pillsbury Winthrop LLP, New York, New York, Gary D. Benz, Esq., Associate General Counsel of FirstEnergy and Ryan, Russell, Ogden & Seltzer LLP, Reading, Pennsylvania. As of November 25, 2003, Mr. Benz owned 2,764 shares of FirstEnergy common stock.

INDEPENDENT ACCOUNTANTS

        The consolidated financial statements of Metropolitan Edison Company as of December 31, 2002 and for the years ended December 31, 2002 and 2000 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited consolidated financial information of Metropolitan Edison Company for the three-month periods ended March 31, 2003 and 2002, for the three-month and six-month periods ended June 30, 2003 and 2002 and for the three-month and nine-month periods ended September 30, 2003 and 2002, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 9, 2003, August 18, 2003 and November 13, 2003 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because these reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

        After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP, our former independent public accountants, to the incorporation by reference in this prospectus of their report on our consolidated financial statements for the year ended December 31, 2001, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a under the Securities Act. Because Arthur Andersen LLP have not consented to the incorporation by reference of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN FIND MORE INFORMATION

        We are required by the Exchange Act to file annual, quarterly and special reports and other information with the SEC. These reports and other information can be inspected and copied at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also read and copy these SEC filings by visiting the SEC's Web site at http://www.sec.gov or our Web site at http://www.firstenergycorp.com. Information contained on our Web site does not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement.

        The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated by reference. We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of this offering, information we file in the future with the SEC will automatically update and supersede this information.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002.

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

  •
  Our Current Reports on Form 8-K filed January 21, 2003, March 12, 2003 and June 11, 2003.

        This prospectus is part of a registration statement on Form S-4 filed with the SEC under the Securities Act.

        You may also request additional copies of these reports or copies of our other SEC filings at no cost by writing or telephoning us at the following address:

Metropolitan Edison Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Corporate Secretary
(800) 384-5800

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Table of Contents
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
Metropolitan Edison Company
The Exchange Offer
The Exchange Notes
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION
THE EXCHANGE OFFER
DESCRIPTION OF THE EXCHANGE NOTES
DESCRIPTION OF SENIOR NOTE MORTGAGE BONDS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION